UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2021

NEXPOINT REAL ESTATE FINANCE, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 697-6246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”) approved an amendment to the Bylaws by adopting the Amended and Restated Bylaws of the Company (as amended and restated, the “Amended Bylaws”), effective May 4, 2021. The amendment to the Bylaws reflected in Article XV of the Amended Bylaws provides that the Company’s stockholders may alter, amend or repeal the Amended Bylaws by the affirmative vote of a majority of the votes entitled to be cast on the matter and without any action by the Board. A complete copy of the Company’s current Amended Bylaws, including the language added in Article XV, is attached to this report as Exhibit 4.1. The foregoing summary of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Bylaws of NexPoint Real Estate Finance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: May 4, 2021